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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-36970, Amendment No. 1) of Avnet, Inc. of our report dated January 27, 2000, except for Note 17, as to which the date is March 2, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Savoir Technology Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Austin, Texas
May 24, 2000